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                                                                 EXHIBIT 31 (c)



                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Panhandle Eastern Pipe Line Company, LLC (the "Company") for the quarterly period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Thomas F. Karam, as Chief Executive Officer of the Company, and David
J. Kvapil, as Executive Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

         (1) The Report fully complies with the requirements of Section 13 (a) or 15(d) as applicable, of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/      Thomas F. Karam
--------------------------------
Name:    Thomas F. Karam
Title:   Chief Executive Officer
Date:    August 11, 2003

/s/      David J. Kvapil
--------------------------------
Name:    David J. Kvapil
Title:   Executive Vice President and Chief Financial Officer
Date:    August 11, 2003

This certification is furnished pursuant to Item 601 of Regulation S-K and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liability of that section. Such certification shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference.